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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported)  March 28, 1997



                     MARTIN LAWRENCE LIMITED EDITIONS, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                            0-13141                     95-4103583
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(State or other juris-           (Commission                   (IRS Employer
 diction of incorporation)       File Number)               Identification No.)



16250 Stagg Street, Van Nuys, CA                                          91406
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Registrant's telephone number, including area code (818) 988-0630



                                 Not applicable
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         (former name or former address, if changed since last report.)










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Item 3.  Bankruptcy or Receivership

                On December 17, 1996, Martin Lawrence Limited Editions, Inc., a Delaware corporation (the "Company"), filed a voluntary Petition for Relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Central District of California (Bankruptcy Case No. SV96-24875KL). Chapter 11 allows the Company to remain as debtor in possession of its assets and business while being subject to the supervision and order of the Bankruptcy Court for certain transactions and actions.

                In addition, each of Martin Lawrence Limited Editions of California, Inc., a California corporation, and Martin Lawrence Frame Shops, Inc., a California corporation, both direct, wholly-owned subsidiaries of the Company also filed a Voluntary Petition for Relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Central District of California (Bankruptcy Case Nos. SV96-24877KL and SV96-24874KL, respectively).


Item 5.  Other Events

                The Company issued a press release on March 28, 1997 regarding a proposed plan of reorganization. See Exhibit 99.1 attached hereto and incorporated herein.


Item 7.  Exhibits

        Exhibit No.            Description
        -----------            ------------
           99.1                Press Release issued
                               March 28, 1997


                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MARTIN LAWRENCE LIMITED
                                               EDITIONS, INC.


Dated:  March 28, 1997                 By: /s/Allen A. Baron
                                       -------------------------------------
                                                 Allen A. Baron
                                            Chairman of the Board and
                                             Chief Financial Officer

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                                 EXHIBIT INDEX

EXHIBIT                                                                  PAGE
  NO.                             DESCRIPTION                             NO.
-------                   -----------------------                        ----
 99.1                     Press release issued on                          4
                          March 28, 1997






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                                                                   EXHIBIT 99.1

                                  Page 1 of 1


                     MARTIN LAWRENCE LIMITED EDITIONS, INC.
                   -----------------------------------------
                   ANNOUNCES PROPOSED PLAN OF REORGANIZATION
                   -----------------------------------------


                Van Nuys, Calif. - (Business Wire)--Allen A. Baron, chairman of the board of Martin Lawrence Limited Editions, Inc. (NASDAQ OTCBB:MLLE), testified at a meeting of the Company's creditors that Chalk & Vermilion Fine Arts, LLC ("Chalk") and the Official Committee of Creditors Holding General Unsecured Claims have approached the Company and requested that the Company support a plan of reorganization to be funded by Chalk in connection with the Company's Chapter 11 bankruptcy case which was commenced on December 17, 1996. Under Chalk's plan, Chalk, the Company's largest secured creditor, would exchange its approximately $1.2 million debt for 100% of the equity of the reorganized company; $525,000 would be set aside for payment of general unsecured claims; existing common stock and preferred stock of the Company would be extinguished; and, among other things, details with respect to other secured debt are still being determined. However, Mr. Baron advised that the Company is still exploring other alternatives in an effort to maximize the benefits to all of the Company's constituencies. Absent a more beneficial alternative, the Company intends to file the Chalk proposal with the Bankruptcy Court prior to April 16, 1997 which is the date on which the exclusive period during which only the Company may file a reorganization plan with the Bankruptcy Court expires.

                In addition, the Company has requested permission from the Securities and Exchange Commission to modify its public reporting obligations for the term of the Company's Chapter 11 case. The Company has sought approval to file monthly reports prepared for the U.S. Trustee's Office (the "Trustee Reports") under cover of Form 8-K, in lieu of the Company's Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. In this connection, the Company intends to request an exemption from filing on EDGAR (electronic filing) and will seek permission to file in paper. A response to the modified reporting request is expected from the SEC in the near future.

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